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                                                                   Exhibit 10.7

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT made as of this 5th day of June, 1996 (the "Agreement"), between GUITAR CENTER MANAGEMENT COMPANY, INC., a California corporation (the "Company"), and Bruce Ross (the "Executive").

          The execution and delivery of this Agreement by the Company and the Executive is a condition to (i) the closing of the Stock Purchase Agreement (the "Purchase Agreement") of even date herewith by and among the Company, Chase Venture Capital Associates, L.P., Wells Fargo Small Business Investment Company, Inc., Weston Presidio Capital II, L.P. (collectively, the "Investors"), and the security holder of the Company.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. EMPLOYMENT. The Company shall employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

          2.   POSITION AND DUTIES.

          (a) During the Employment Period, the Executive shall serve initially as the Chief Financial Officer of the Company and shall have the normal duties, responsibilities and authority of the Chief Financial Officer, subject to the power of the board of directors of the Company (the "Board") and the powers delegated to the Executive's superiors (if any) by the Board.

          (b) The Executive shall report to the Board or its designee, and the Executive shall devote his best efforts and substantially all of his business time, attention and energies (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries (as defined below). The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, and businesslike manner. During the Employment Period, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board, materially conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage; PROVIDED, HOWEVER, that the Company acknowledges that the Executive may devote such time that the Executive deems appropriate for managing his own investment portfolio so long as the Executive shall at all times adequately fulfill his obligations pursuant to this Section 2(b).

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          (c)  For purposes of this Agreement, (i) "SUBSIDIARIES" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries; and (ii) "PERSON" shall be construed broadly and shall include, without limitation, an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company and a governmental entity or any department or agency thereof.

          3.   BASE SALARY AND BENEFITS.

          (a) During the Employment Period, the Executive's base salary shall be $195,000 per annum or such higher rate as the Board (excluding the Executive if he should be a member of the Board at the time of such determination) may designate from time to time (the "Base Salary"), which salary shall be payable in such installments as is the policy of the Company with respect to its senior executive employees and shall be subject to Federal, state and local withholding and other payroll taxes. In addition, during the Employment Period, the Executive shall be entitled to participate in all employee benefit programs for which all executives of the Company are generally eligible and the Executive shall be eligible to participate in all insurance plans available generally to all executives of the Company.

          (b) In addition to the Base Salary, for each fiscal year ending during the Employment Period, Executive shall also be eligible to receive an annual bonus at the discretion of the Board.

          (c) The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documenting such expenses.

          (d) During the Employment Period, the Executive shall be entitled to three weeks paid vacation during each 12-month period worked, commencing on the date hereof.

          (e) The Company shall issue Executive options to acquire shares of Common Stock in the amounts and on the dates set forth on Exhibit A hereto.

          4.   TERM; SEVERANCE.

          (a) Unless renewed by the mutual agreement of the Company and the Executive, the Employment Period shall end on the third anniversary of the date of this Agreement; PROVIDED, HOWEVER, that (i) the Employment Period shall terminate prior to such date upon the Executive's resignation pursuant to the provisions of Section 4(f) or 4(g) hereof, or the death or

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Disability (as hereinafter defined) of Executive; and (ii) the Employment
Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. For purposes of this Agreement the term "DISABILITY" means any long-term disability or incapacity which (i) renders the Executive unable to substantially perform all of his duties hereunder for 180 days during any 18-month period or (ii) would reasonably be expected to render the Executive unable to substantially perform all of his duties for 180 days during any 18-month period, in each case as determined by the Board (excluding the Executive if he should be a member of the Board at the time of such determination) in its good faith judgment after seeking and reviewing advice from a qualified physician.

          (b) If the Employment Period is terminated by the Company without Cause or by the Executive with Reasonable Justification, the Executive shall be entitled to receive as severance the Base Salary, an annual cash bonus equal to the last annual bonus (excluding any portion thereof that the President of the Company considered extraordinary and non-recurring) he received prior to termination (such bonus to be pro-rated for any partial year), and continuation of his medical benefits (or, if such continuation is not permitted by the Company's insurers beyond the Employment Period, an annual cash payment equal to the average premium the company pays to obtain health insurance for an employee), for the period beginning on the date of such termination and ending on the third anniversary of this Agreement, unless the Executive has breached the provisions of this Agreement, in which case the provisions of paragraph ll(a)(iii) shall apply. For purposes of this Section 4(b), benefits will not include future participation in any discretionary bonus or equity incentive pool, other than continuation of annual cash bonuses as contemplated in the previous sentence. Such severance payments will be made periodically in the same amounts and at the same intervals as the Base Salary, annual bonus and benefits (as applicable) were paid immediately prior to termination of employment. Executive shall have no duty to mitigate any damages which Executive may suffer as a result of such termination nor shall the severance benefits payable be reduced by any sums actually earned by Executive as a result of any other employment obtained by Executive during the original Employment Period. In addition, if the Employment Period is terminated by the Company without Cause, all stock options held by the Executive may immediately vest pursuant to the terms of the agreements by which such options were issued.

          (c) If the Employment Period is terminated for any reason (including pursuant to paragraph 4(h)) other than by the Company without Cause or by the Executive with Reasonable Justification, the Executive shall be entitled to receive only the Base Salary and then only to the extent such amount has accrued through the date of termination.

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          (d)  Except as otherwise expressly required by law (E.G., COBRA) or as specifically provided herein, all of the Executive's rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination. In the event that the Employment Period is terminated by the Company without Cause or by the Executive with Reasonable Justification, the Executive's sole remedy shall be to receive the severance payments and benefits described in paragraph 4(b) hereof.

          (e) For purposes of this Agreement, "Cause" means (i) the repeated failure by the Executive to perform such lawful duties consistent with Executive's position as are reasonably requested by the Board as documented in writing to the Executive, (ii) the Executive's repeated material neglect of his duties on a general basis (other than as a result of illness or disability), notwithstanding written notice of objection from the Board and the expiration of a thirty (30) day cure period, (iii) the commission by the Executive of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its Subsidiaries or affiliates, or the conviction of the Executive of any felony,
(iv) the commission of any act involving moral turpitude which (A) brings the Company or any of its affiliates into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of the Company or any of its affiliates, and (v) material breach by the Executive of this Agreement, including, without limitation, any breach by the Executive of the provisions of paragraph 5, 6 or 7 hereof, not cured within thirty (30) days after written notice to Executive from the Board; PROVIDED, HOWEVER, that in the event of an intentional breach of the provisions of paragraph 5, 6 or 7 hereof, the Executive shall not have the opportunity to cure.

          (f) The Executive may within ninety (90) days, after giving written notice to the Company and the Company's failure to cure, voluntarily terminate employment with the Company upon any event giving rise to Reasonable Justification for such voluntary termination.

          (g) For purposes of this Agreement, "Reasonable Justification" shall mean any voluntary termination by the Executive of his employment with the Company within ninety (90) days after the occurrence of any of the following events:

               (i) the Executive is directed to perform an act that the Executive reasonably believes to be in contravention of law, or which the Executive reasonably believes would subject the Company and himself to material liability, despite his express written objection addressed to the Board with respect to such action;

              (ii) there has been any change (on other than a temporary basis) without the Executive's consent in the

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     Executive's title or any material reduction in the nature or scope of his responsibilities, or the Executive is assigned duties that are materially inconsistent with his position (other than on a temporary basis);

             (iii) there is any material reduction in the Executive's compensation or benefits (other than reductions in benefits that generally effect all employees entitled to such benefits ratably);

              (iv) the Executive is required by the Company, after written objection by the Executive, to relocate his principal place of employment outside a radius of fifty miles from his place of employment immediately prior to such relocation; or

               (v) there is a material failure, after notice and an opportunity to cure, by the Company to perform any of its obligations to the Executive under this Agreement.

          (h) If at any time during the Employment Period, there is a Sale of the Company (as defined in that certain Stockholders Agreement, dated as of June 5, 1996, by and among the Company and certain of its stockholders), Executive may resign within ninety (90) days of the occurrence of such event by notifying the Company in writing.

          5.   NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

          (a) The Executive will not disclose to a third party or use for his personal benefit or for the benefit of a third party, at any time, either during the Employment Period or thereafter, any Confidential Information (as defined below) of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance in good faith of duties assigned to the Executive by the Company. The Executive will take all reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which the Executive may then possess or have under his control.

          (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to

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(i) information, observations and data obtained by the Executive while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

          6.   INVENTIONS AND PATENTS.

          (a) The Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the "Work Product") belong to the Company or such Subsidiary. The Executive will promptly disclose such Work Product as may be susceptible of such manner of communication to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Subsidiaries in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

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          (b)  CALIFORNIA EMPLOYEE PATENT ACT NOTIFICATION.  In accordance with
Section 2872 of the California Employee Patent Act, West's Cal. Lab. Code
Section 2870 ET. SEQ., Executive is hereby advised that subparagraph 6(a) does not apply to any invention, new development or method (and all copies and tangible embodiments thereof) made solely by Executive for which no equipment, facility, material, Confidential Information or intellectual property of the Company or any of its Subsidiaries was used and which was developed entirely on Employee's own time; PROVIDED, HOWEVER, that subparagraph 6(a) shall apply if the invention, new development or method (i) relates to the Company's or any of its Subsidiaries' actual or demonstrably anticipated businesses or research and development, or (ii) results from any work performed by Executive for the Company or any of its Subsidiaries.

          7.   NON-COMPETE AND NON-SOLICITATION.

          (a) The Executive acknowledges and agrees with the Company that during the course of the Executive's involvement and/or employment with, or ownership of options and/or Common Stock in, the Company, such Executive has had and will continue to have the opportunity to develop relationships with existing employees, vendors, suppliers, customers and other business associates of the Company which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. Accordingly, the Executive agrees as follows:

               (i) The Executive acknowledges that the Company currently conducts its business throughout the United States, including without limitation the areas listed on Exhibit B attached hereto (the "Territory"). Accordingly, during the period commencing on the date hereof and ending on the later of (x) the termination of the Employment Period or (y) if the Executive was terminated without Cause or resigns with Reasonable Justification, the third anniversary of the date of this Agreement (such period is referred to herein as the "Non-Compete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in selling at retail musical instruments, pro-audio equipment or related accessories within the Territory (the "Line of Business"), whether for or by himself or as a representative for any other Person.

              (ii) Notwithstanding the foregoing, the aggregate ownership by the Executive of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any entity, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system, and which entity

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     competes with the Company (or any part thereof) within the Territory, shall not (by itself) be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any entity in which the Executive has any financial or other interest directly or indirectly enters into the Line of Business during the Non-Compete Period, the Executive shall divest all of his interest (other than any amount permitted to be held pursuant to the first sentence of this Section 7 (a)(ii)) in such entity within thirty (30) days after learning that such entity has entered the Line of Business.

             (iii) The Executive covenants and agrees that during the Non-Compete Period, the Executive will not, directly or indirectly, either for himself or for any other person or entity, solicit any employee of the Company (other than such Executive's personal assistant or secretary) or any Subsidiary to terminate his or her employment with the Company or any Subsidiary or employ any such individual during his or her employment with the Company or any Subsidiary and for a period of six months after such individual terminates his or her employment with the Company or any Subsidiary.

          (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee or holder of Common Stock of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living.

          (c) The provisions of this Section 7 shall terminate in the event the Company fails to make any payments required by Section 4(b) and such failure remains uncured for a period equal to at least thirty (30) days after written notice of such event from Executive.

          8. INDEMNIFICATION. The Company and the Executive are entering into an Indemnification Agreement on the date hereof in substantially the form attached hereto of Annex A.

          9. INSURANCE. The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive, provided the same does not prevent Executive from obtaining reasonable amounts of insurance for his family or estate planing needs. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

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          10.  EXECUTIVE REPRESENTATION.  The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject, (b) the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company and the Executive, this Agreement will be a valid and binding obligation of the Executive, enforceable in accordance with its terms.

          11. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail (postage prepaid and return receipt requested), telecopied to the intended recipient at the number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

          If to the Company, to:

               Guitar Center Management Company, Inc.
               5155 Clareton Drive
               Agoura Hills, California 91362

               Attention:  Chief Executive Officer
               Telephone:  (818) 735-8800
               Telecopier:  (818) 735-4923

          With copies to:

               Buchalter, Nemer, Fields & Younger
               601 South Figueroa Street, Suite 2400
               Los Angeles, California 90017-5704
               Attention:  Mark Bonenfant, Esq.
               Telephone:  (213) 891-0700
               Telecopier:  (213) 896-0400; and

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York 10112
               Attention:  Harvey M. Eisenberg, Esq.
               Telephone:  (212) 408-2400
               Telecopier:  (212) 408-2420

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               Sidley & Austin
               555 W. Fifth St.
               Los Angeles, California 90013-1010
               Attention:  Moshe Kupietzky, Esq.
               Telecopier:  (213) 896-6600

          If to the Executive, to:

               Bruce Ross
               3264 Casino Drive
               Thousand Oaks, California 91362
               Telephone:  (805) 241-0384

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopier or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail.

          12.  GENERAL PROVISIONS.

          (a)  SEVERABILITY/ENFORCEMENT.

               (i) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Without limiting the generality of the preceding sentence, if at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the failure of all or any of such provisions to be enforceable shall not impair or affect the obligations of

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     the Company to pay compensation or severance obligations under this
     Agreement.

              (ii) Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement by the Executive. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

             (iii) In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive materially violates any provision of paragraph 5, 6 or 7 (and such violation, if unintentional on the part of the Executive, continues for a period of thirty (30) days following receipt of written notice from the Company), any severance payments then or thereafter due from the Company to the Executive may be terminated forthwith and upon such election by the Company, the Company's obligation to pay and the Executive's right to receive such severance payments shall terminate and be of no further force or effect. The Executive's obligations under paragraphs 5, 6 or 7 of this Agreement shall not be limited or affected by, and such provisions shall remain in full force and effect notwithstanding the termination of any severance payments by the Company in accordance with this paragraph 11(a)(iii). The exercise of the right to terminate such payments shall not be deemed to be an election of remedies by the Company and shall not in any manner modify, limit or preclude the Company from exercising any other rights or seeking any other remedies available to it at law or in equity.

          (b) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and all other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate; PROVIDED, HOWEVER, that the rights and obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

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          (d)  GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          (e)  JURISDICTION, ETC.

               (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or Federal court of the United States of America sitting in the State of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

              (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any California State or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (iii) The Company and the Executive further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

          (f) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and the Investors, and no

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course of conduct or failure or delay in enforcing the provisions of this
Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

          (g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

          (h) HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.


                              GUITAR CENTER MANAGEMENT
                                    COMPANY, INC.

                              By: /s/ LARRY THOMAS
                                 ------------------------
                                 Name:  Larry Thomas
                                 Title:  President

                                  /s/ BRUCE ROSS
                                 ------------------------
                                        Bruce Ross

                                                                       EXHIBIT A

                           OPTIONS TO BE GRANTED
                                TO EXECUTIVE
                           ---------------------

          Defined terms used herein, but not defined herein, shall have the meaning ascribed to them in the attached Employment Agreement or the Company's 1996 Performance Stock Option Plan (the "Plan").

          1. Within 15 days after the execution of the attached Agreement, the Company shall grant Executive an option to acquire 8,669 shares of Common Stock pursuant to the Plan.

          2. If any Reserved Shares become Shares Available for Award pursuant to Section 7(c) of the Plan on 12/31/96 and Executive is still employed by the Company at such time, then the Company shall grant Executive an option to receive 10% of such Shares Available for Award.

          3. If any Reserved Shares become Shares Available for Award pursuant to Section 7(c) of the Plan on 12/31/97 and Executive is still employed by the Company at such time, then the Company shall grant Executive an option to receive 10% of such Shares Available for Award.

          4. If any Reserved Shares become Shares Available for Award pursuant to Section 7(c) of the Plan on 12/31/98 and Executive is still employed by the Company at such time, then the Company shall grant Executive an option to receive 10% of such Shares Available for Award.

          5. If any Reserved Shares become Shares Available for Award pursuant to Section 7(e) of the Plan and Executive is still employed by the Company at such time, the Company shall grant to Executive an option to acquire that number of such Shares Available for Award equal to (x) the lesser of 8,669 or 10% of such Shares Available for Award MINUS (y) the number of Shares Available for Award that were subject to the options issued pursuant to paragraphs 2, 3 and 4 above. Any share numbers referred to in this paragraph 5 shall be subject to adjustment as contemplated by Section 11 of the Plan.

          6. All options issued pursuant to this Agreement shall be exercisable for $1.00 per share of Common Stock.

          7. All options issued pursuant to this Agreement prior to the Company's initial public offering shall be NQOs.

                                                                       EXHIBIT B

                                    TERRITORY

CALIFORNIA:

Los Angeles County metropolitan areas
Orange County metropolitan areas
San Diego County metropolitan areas
San Francisco/Alameda/Contra Costa/Marin/San Mateo
  County metropolitan areas
San Bernardino/Riverside County metropolitan area

TEXAS:

Dallas/Ft. Worth metropolitan area
Houston metropolitan area

FLORIDA:

Miami metropolitan area
Ft. Lauderdale/Hollywood metropolitan area

ILLINOIS:

Chicago metropolitan area

MASSACHUSETTS:

Boston metropolitan area

MICHIGAN:

Detroit metropolitan area

MINNESOTA:

Minneapolis/St. Paul metropolitan area

                                                                         ANNEX A

                       Form of Indemnification Agreement.

                            INDEMNIFICATION AGREEMENT

          This Indemnification Agreement ("Agreement") is made as of June 5, 1996, by and between Guitar Center Management Company, Inc., a California corporation (the "Corporation"), and the undersigned director or officer of the Company ("Indemnitee"), with reference to the following facts:

          A. Indemnitee is currently serving as a director or officer of the Corporation.

          B. The Corporation and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

          C. Indemnitee does not regard the current protection available to be adequate under the present circumstances to protect him or her against the risks associated with his or her service to the Corporation and the Corporation recognizes that Indemnitee and other officers and directors of the Corporation may not be willing to continue to serve as officers or directors without additional protection.

          D. The Corporation desires to attract and retain the services of highly qualified individuals, including Indemnitee, to serve as officers and directors of the Corporation and thus desires to indemnify its officers and directors to provide them with the maximum protection permitted by law.

          E. The execution and delivery of this Agreement is a condition to the closing of those certain transactions contemplated by that certain Agreement (the "Purchase Agreement"), dated as of May 1, 1996, by and among the Corporation, the securityholders of the Corporation named therein and certain other parties.

          THEREFORE, IN CONSIDERATION OF the foregoing premises, the Corporation and Indemnitee hereby agree as follows:

     1.   INDEMNIFICATION.

          1.1. THIRD PARTY PROCEEDINGS.

          The Corporation shall indemnify the Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer or agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee while an officer, director or agent or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 13, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under California law), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee in connection with such proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

          1.2. PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

          The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer or agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee while an officer, director or agent or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 13, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under California law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the proceeding if Indemnitee acted in good faith and in a manner Indemnitee believed to be in or not opposed to the best interests of the Corporation and its shareholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

          1.3. SUCCESSFUL DEFENSE ON MERITS.

          To the extent that Indemnitee has been successful on the merits in defense of any proceeding referred to in Sections 1.1 or 1.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith. An Indemnitee shall be deemed to have been successful on the merits, if the Plaintiff in the action does not prevail in obtaining the relief sought in the suit or action of demanded in the claim.

          1.4. CERTAIN TERMS DEFINED.

          For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, or agent of such a constituent corporation or who, being or having been such a director, officer, or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

          2.   AGREEMENT TO SERVE.

          Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as he or she is duly elected or appointed or until such time as he or she voluntarily resigns. The terms of any existing employment agreement between Indemnitee and the Corporation shall continue in effect but shall be modified or supplemented by the terms of this Agreement. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

          3.   EXPENSES; INDEMNIFICATION PROCEDURE.


               3.1. ADVANCEMENT OF EXPENSES.

          The Corporation shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 1.1 or 1.2 hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee is not entitled to be indemnified by the

Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation to Indemnitee within 20 days following delivery of a written request therefor by Indemnitee to the Corporation.

               3.2. NOTICE OF CLAIM.

          Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the Indemnitee's rights hereunder except and only to the extent such failure prejudiced the Corporation's ability to successfully defend the matter subject to such notice. Notice to the Corporation shall be directed to the President and the Secretary of the Corporation at the principal business office of the Corporation with copies to O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Harvey M. Eisenberg, Esq. (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

               3.3. ENFORCEMENT RIGHTS.

          Any indemnification provided for in Sections 1.1, 1.2 or 1.3 shall be made no later than 60 days after receipt of the written request of Indemnitee. If a claim or request under this Agreement, under any statute, or under any provision of the Corporation's Articles of Incorporation or Bylaws providing for indemnification is not paid by the Corporation, or on its behalf, within 60 days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to
Section 13, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3.1 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation

(including its Board of Directors (the "Board") or any subgroup thereof, independent legal counsel or its shareholders).

               3.4. ASSUMPTION OF DEFENSE.

          In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee is authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded, based upon written advice of counsel, that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee in the conduct of such defense, or (iii) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation. At all times, Indemnitee shall have the right to employ other counsel in any such proceeding at Indemnitee's expense, and to participate in the defense of the proceeding or claim through such counsel.

               3.5. NOTICE TO INSURERS.

          If, at the time of the receipt of a notice of a claim pursuant to
Section 3.2 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

               3.6. SUBROGATION.

          In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

          4.   EXCEPTIONS.

          Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to the terms of this Agreement:


               4.1. EXCLUDED ACTS.

          To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to California law, or (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to California law; or (iii) any act or acts of bad faith or willful misconduct; or

               4.2. CLAIMS INITIATED BY INDEMNITEE.

          To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or as otherwise required under the Corporations Code of California, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board has approved the initiation or bringing of such suit; or

               4.3. LACK OF GOOD FAITH.

          To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

               4.4. INSURED CLAIMS.

          To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation; or

               4.5. BREACHES OF AGREEMENTS.

          To indemnify Indemnitee for expenses or liabilities (including indemnification obligations of Indemnitee) of any type whatsoever arising from his breach of the Purchase Agreement, an employment agreement with the Corporation (if any) or any other agreement with the Corporation or any of its subsidiaries; or

               4.6. CLAIMS UNDER SECTION 16(b).

          To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          5.   PARTIAL INDEMNIFICATION.

          If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

          6.   ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

               6.1. SCOPE.

          In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder. Nothing in this Agreement is intended to relieve Indemnitee from any obligations he may have pursuant to the Purchase Agreement, an employment agreement (if any) or any other agreement with the Corporation or its subsidiaries.

               6.2. NON-EXCLUSIVITY.

          Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee may be entitled under the Corporation's Amended and Restated Articles of Incorporation, the Corporation's Amended and Restated Bylaws, any agreement, any vote of shareholders or disinterested directors, or, except as expressly provided herein, under the laws of the State of California.

          7.   MUTUAL ACKNOWLEDGMENT.

          Both the Corporation and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

          8.   OFFICER AND DIRECTOR LIABILITY INSURANCE.

          The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation's performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determined in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

          9.   SEVERABILITY.

          Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

          10.  EFFECTIVE DATES.

          This Agreement shall be effective as of the date set forth on the first page.

          11.  COVERAGE.

          The provisions of this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

          12.  NOTICE.

          All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are aa shown on the signature page of this Agreement or aa subsequently modified by written notice.

          13.  ATTORNEYS' FEES.

          In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous.

          14.  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California.

          15.  CONSENT TO JURISDICTION.

          The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts in the State of California.

          16.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


GUITAR CENTER MANAGEMENT                Address:
  COMPANY, INC.
                                        5155 Clareton Drive

                                        Agoura Hills, CA 91301

 By:
    --------------------------
 Title:
       -----------------------

INDEMNITEE                              Address:

------------------------------          -----------------------
         (Signature)

------------------------------          -----------------------

                                 AMENDMENT NO. 1
                              EMPLOYMENT AGREEMENT

     This Amendment No. 1 to the Employment Agreement made the 5th day of June, 1996 (the "Agreement"), between Guitar Center Management Company, Inc., a California corporation (the "Company"), and Bruce Ross (the "Executive") is entered into this 15th day of October 1996.

     WHEREAS, the Company has amended its 1996 Performance Stock Option Plan (the "Plan");

     WHEREAS, material provisions of the Agreement relate to the Executive's rights to receive options issued pursuant to the Plan;

     WHEREAS, the parties wish to amend the Agreement in order to set forth provisions consistent with the intent of the Agreement and to modify certain provisions relating to the grant of options under the Plan;

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Section 3(e) of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

          "(e) the Company shall issue Executive options to acquire units for the purchase of shares of Common Stock and Junior Preferred Stock as described in the amounts and on the dates set forth on Exhibit A hereto."

     Section 2. Exhibit A to the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof and shall constitute Exhibit A to the Agreement:

                                   "Exhibit A

               Defined terms used herein, but not defined herein, shall have the meaning ascribed to them in the attached
          Employment Agreement or the Company's Amended and Restated 1996 Performance Stock Option Plan (the "Plan").

               1. Within 15 days after the execution of the attached Agreement, the Company shall grant Executive an option to acquire 8,669 Units pursuant to the Plan with the Units to vest 1/3 after one year, 2/3 after two years, 100% after 3 years.

               2. If any Reserved Units become Units Available for Award pursuant to Section 7(c) of the Plan on 12/31/97 and Executive is still employed by the Company at such time, then the Company shall grant Executive an option to receive 3,000 of such Units Available for Award with the Units to vest 1/2 after one year and 100% after two years.

               3.   If any Renewed Units become Units Available for
          Award pursuant to Section 7(c) of the Plan on 12/31/98 and Executive is still employed by the Company at such time, then the Company shall grant Executive an option to receive 2,000 of such Units Available for Award with the Units to vest 100% after one year.

               4. If any Reserved Units become Units Available for Award pursuant to Section 7(c) of the Plan on 12/30/99 and Executive is still employed by the Company at such time, then the Company shall grant Executive an option to receive 3,668 of such Units Available for Award with the Units to vest immediately upon grant.

               5. If any Reserved Units become Units Available for Award pursuant to Section 7(e) of the Plan and Executive is still employed by the Company at such time, the Company shall grant to Executive an option to acquire that number of such Units Available for Award equal to (x) the lesser of 8,669 or 10% of such Units Available for Award minus (y) the number of Units Available for Award that were subject to the options issued pursuant to paragraphs 2, 3 and 4 above.

               6. Any share numbers referred to in this Exhibit A shall be subject to adjustment as contemplated by Section 11 of the Plan.

               7. All options issued pursuant to this Agreement hall be exercisable for $100 per Unit.

               8. All options issued pursuant to this Agreement prior to the Company's initial public offering shall be NQOs."

     Section 3.     This Amendment shall be effective as of June 5, 1996.

     Section 4. Except as provided for in this Amendment Number 1 all of the provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 1 to the Agreement.

                                       GUITAR CENTER MANAGEMENT COMPANY, INC.



                                       By: /s/ MARTY ALBERTSON
                                           Name:  Marty Albertson
                                           Title: Chief Executive Officer

                                                   /s/ BRUCE ROSS
                                           ------------------------------------
                                                       BRUCE ROSS

                                 AMENDMENT NO. 2
                                       TO
                              EMPLOYMENT AGREEMENT

          This Amendment No. 2, dated as of January 30, 1997 (this "AMENDMENT NO. 2"), between Guitar Center, Inc., a Delaware corporation (the "COMPANY"), and the undersigned executive of the Company (the "EXECUTIVE") amends the Employment Agreement between the parties hereto entered into on June 5, 1996 and amended on October 15, 1996 pursuant to Amendment No. 1 thereto (as so amended, the "AGREEMENT"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Company's Amended and Restated 1996 Performance Stock Option Plan, as amended (the "PLAN").


                                    RECITALS

          A. The Board of Directors of the Company has determined that it is in the best interests of the Company to obtain additional financing for the operations of the Company by effecting an initial public offering ("IPO") of Common Stock.

          B. The Agreement provides that, at certain times on or after December 31, 1997, if any Reserved Units become Units Available for Award and if the Executive is still employed by the Company at such times, then the Company shall grant to the Executive certain options to purchase Units.

          C. It is and always has been the intention of the parties that the ability of the Executive to receive additional options under the Plan survive an IPO and, further, that such options be earned and vested in the event Executive is still in the employ of the Company on the fifth anniversary of date of the Agreement.

          D. The parties desire to enter into this Amendment No. 2 to document accurately the understandings of the parties and to describe the necessary amendments and waivers to the Plan to accommodate such intent.


                                    AGREEMENT

          In consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENT TO EXHIBIT A. Exhibit A of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof and shall constitute Exhibit A to the Agreement:


                                   "Exhibit A

          Defined terms used herein, but not defined herein, shall have the meaning ascribed to them in the attached Employment Agreement or, if not defined in the attached Employment Agreement, shall have the meanings ascribed to them in the Company's Amended and Restated 1996 Performance Stock Option Plan, as amended (the "PLAN"):

          1. INITIAL GRANT SUBJECT ONLY TO TIME VESTING. Effective June 3, 1996, the Company granted the Executive an option to acquire 8,669 Units pursuant to the Plan. Such Units shall vest 1/3 after one year from the date of grant, 2/3 after two years from the date of grant, and 100% after 3 years from the date of grant.

          2. ADDITIONAL GRANT SUBJECT TO TIME VESTING WITH ACCELERATION UPON ATTAINMENT OF CERTAIN PERFORMANCE OBJECTIVES.

          (a) GENERAL. The Company agrees to grant the Executive an option to acquire 8,669 Units pursuant to the Plan, all such options to vest on June 5, 2001 provided that Executive is employed by the Company on such date, unless such vesting is accelerated upon the attainment of the performance objectives set forth in subsection (b), below. This option may be exercised only to the extent it has vested in accordance with the terms described herein.

          (b) ACCELERATION OF VESTING. Notwithstanding the five-year time vesting provision provided in subsection (a), the vesting of the option to acquire 8,669 Units provided for in this Section 2 shall be accelerated as follows:

               (i) If, pursuant to Section 7(c) of the Plan, the Calculated Corporate Value for the fiscal year ended December 31, 1997 is equal to or greater than the applicable Corporate Value Target increased (or decreased) by the positive (or negative) amount equal to the Cumulative Adjustment Amount as of such date, then options to acquire 1,500 Units shall vest on December 31, 1998 and options to acquire 1,500 Units shall vest on December 31, 1999 provided, in each case, that Executive is employed by the Company on such date.

               (ii) If, pursuant to Section 7(c) of the Plan, the Calculated Corporate Value for the fiscal year ended December 31, 1998 is equal to or greater than the applicable Corporate Value Target increased (or decreased) by the positive (or negative) amount equal to the Cumulative Adjustment Amount as of such date, then options to acquire 5,000 Units shall vest on December 31, 1999 provided that (x) Executive is employed by the Company on such date and (y) such accelerated vesting shall be reduced for any options accelerated by operation of Section 2(b)(i).

               (iii) If, pursuant to Section 7(c) of the Plan, the Calculated Corporate Value for the fiscal year ended December 31, 1999 is equal to or greater than the applicable Corporate Value Target increased (or decreased) by the positive (or negative) amount equal to the Cumulative Adjustment Amount as of such date, then options to acquire 8,669 Units shall vest on December 31, 1999 provided that (x) Executive is employed by the Company on December 31, 1999 and (y) such accelerated vesting shall be reduced for any options accelerated by operation of Section 2(b)(i) or 2(b)(ii).

               (iv)  Notwithstanding the foregoing subsections (b)(i) through
          (b)(iii), if there is a Sale of the Company, then:

                    (1) All options, if any, that have been accelerated by
               virtue of attainment of the performance objectives contained in subsections (b)(i), (b)(ii) or (b)(iii) shall be deemed vested and exercisable in connection with such Sale of the Company, notwithstanding the fact that the time vesting provisions specified therein have not occurred. By way of example, if the Corporate Value Target for December 31, 1997 is attained and a Sale of the Company occurs on March 15, 1998, then the full 3,000 options related to the December 31, 1997 Corporate Value Target shall be exercisable in connection with the Sale of the Company regardless of the terms of such sale; and

                    (2) The Company shall compute whether or not any Reserved
               Units would have become Units Available for Award pursuant to
               Section 7(e) of the Plan, such calculations to assume that the Plan remained in effect at all times from its initial effectiveness through and including such Sale of the Company, notwithstanding any actual termination of such provision by operation of Section 7(g) of the Plan. If, pursuant to such calculation, there would have been Units Available for Award upon such Sale of the Company, then additional options shall be exercisable in connection with the Sale of the Company equal to:
               (x) the lesser of 8,669 or 10% of such Units Available for Award, minus (y) the number of options the vesting of which became accelerated upon attainment of the provisions of clauses (i) through (iii) (I.E., which options already would be exercisable in connection with such Sale of the Company by operation of clause (1), above).

          (c) ALTERNATIVE ACCELERATION EVENTS. It is expressly agreed that the acceleration provisions of Section 4(b) of the Agreement and the proviso to
     Section 5(c) of the Plan (collectively, the "GENERAL ACCELERATION PROVISIONS") shall not apply to any option granted pursuant to this Section 2 except to the extent of the options, if any, accelerated by attainment of the performance objectives established in Sections 2(b)(i) or 2(b)(ii) which have not satisfied the time vesting provisions set forth therein. Specifically, it is agreed that such General

     Acceleration Provisions shall not be applicable to the five year time vesting period set forth in Section 2(a) (I.E., such five year period shall not be accelerated upon (x) the termination of Executive's employment for any reason, whether with or without cause or with or without notice, or (y) any Sale of the Company other than by operation of Section 2(b)(iv)).

          3. EXERCISE PRICE. All options issued pursuant to this Agreement shall be exercisable for $100 per Unit.

          4. DEFINITION OF UNIT. The Executive and the Company understand and agree that the one share of Common Stock and the 0.99 of a share of Junior Preferred Stock that constitute one Unit are as of June 5, 1996. Any unit numbers and exercise price amounts referred to in this Exhibit A shall be subject to adjustment as contemplated by Section 11 of the Plan.

          5. TYPE OF OPTIONS. All options issued pursuant to this Agreement shall be NSOs."


                                 * * * * * * * *

     2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the receipt of the approval of the Committee, the Board of Directors and the Requisite Stockholders, in each case pursuant to the Plan and the Stockholders Agreement.

     3. EFFECTIVE DATE. Subject to the satisfaction of the conditions set forth in Section 2, this Amendment No. 2 shall be effective as of the date of the Agreement.

     4. ENTIRE AGREEMENT. This Amendment No. 2 and those documents expressly referred to herein embody the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral, with respect to the subject matter hereof.

     5. GOVERNING LAW. This Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflicts of law provisions thereof.

     6. HEADINGS. The section headings contained in this Amendment No. 2 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment No. 2.

     7. FULL FORCE AND EFFECT. Except as provided for in this Amendment No. 2, all of the provisions of the Agreement shall remain in full force and effect.


                            (Signature Page Follows)

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed.


GUITAR CENTER, INC.


By /s/ LARRY THOMAS
  ----------------------------------
     President


BRUCE ROSS

   /s/ BRUCE ROSS
------------------------------------


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